Exhibit 99.8
February 4, 2010
VIA ELECTRONIC MAIL AND UPS
Mr. Marcus E. Jundt
1360 12th Street Northeast
Watertown, South Dakota 57201
Dear Mr. Jundt:
We received your letter dated February 3, 2010, which was addressed to Mark S. Robinow, the Secretary of the Company and which was referred by the Company’s Secretary to the Company’s Nominating Committee (the “Committee”) and to the Company’s full Board of Directors (the “Board”). In the letter, you disagree with the Committee’s and the Board’s determination that your previous letter dated January 25, 2010 was defective and of no effect because it did not and does not comply with Section 1.13 of the Company’s amended and restated by-laws currently in effect (the “By-laws”), including applicable regulations of the Securities and Exchange Commission (which are incorporated by reference therein).
We do appreciate your effort to clarify in writing your intentions. The Committee, having consulted with the Company’s professional advisors, hereby informs you that after having reviewed your most recent letter carefully and having reported our conclusions to the entire Board, the Committee and the Board reiterate to you that your letter omits disclosures required by Regulation S-K and Schedule 14A and, therefore, it fails to comply with the requirements of Section 1.13 of the By-laws. Accordingly, it remains the Committee’s and the Company’s position that your January 25, 2010 and February 3, 2010 letters are defective and of no effect under Section 1.13 of the By-laws.
Once again, to elaborate for your benefit in good faith, we hereby call to your attention the specific requirements contained in the following:
1)	Item 5(b)(1)(v) of Schedule 14A requires a “participant” (as such term is defined therein) to state the amount of each class of securities of the registrant which the participant owns of record but not beneficially. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of each class of securities of the Company, if any, you own of record but not “beneficially” (as such term is defined in Rule 13d-3 under the Exchange Act).

2)	Item 5(b)(1)(vi) of Schedule 14A requires a participant to state with respect to all securities of the registrant purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of securities (which would include, derivatives, options, rights to acquire and sell, etc.), if any, you purchased or sold within the past two years, the dates on which they were purchased or sold and the amount purchased or sold on each such date.

3)	Item 5(b)(1)(vii) of Schedule 14A requires a participant to state and indicate the amount of indebtedness as of the latest practicable date with respect to all securities of the registrant purchased or sold within the past two years if any part of the purchase price or market value of any of the shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. If such funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, briefly describe the
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transaction, and state the names of the parties. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of indebtedness, if any, as of the latest practicable date or whether the funds, if any, were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer.

4)	Item 5(b)(1)(viii) of Schedule 14A requires a participant to state whether or not the participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. If such arrangements exist, the participant is required to name the parties to such contracts, arrangements or understandings and give the details thereof. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether or not you are, or were within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant.

5)	Item 5(b)(1)(ix) of Schedule 14A requires a participant to state the amount of securities of the registrant owned beneficially, directly or indirectly, by each of the participant’s “associates” (as such term is defined in Rule 14a-1 under the Exchange Act) and the name and address of each such associate. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of securities of the Company owned beneficially, directly or indirectly by each of your associates, if any, and the name and address of each such associate.

6)	Item 5(b)(1)(x) of Schedule 14A requires a participant to state the amount of each class of securities of any parent or subsidiary of the registrant which the participant owns beneficially, directly or indirectly. Your letters dated January 25, 2010 and February 3, 2010 do not indicate the amount of each class of securities of any subsidiary of the Company, if any, which you own beneficially, directly or indirectly.

7)	Item 5(b)(1)(xii) of Schedule 14A requires a participant to state whether or not the participant or any associates of the participant have any arrangement or understanding with any person—(A) with respect to any future employment by the registrant or its “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act); or (B) with respect to any future transactions to which the registrant or any of its affiliates will or may be a party, and, if so, to describe such arrangement or understanding and state the names of the parties thereto. Your letters dated January 25, 2010 and February 3, 2010 do not state whether or not you or your associates, if any, have any such arrangement or understanding.

8)	Item 6(d) of Schedule 14A requires a participant to furnish the information required by Item 403 of Regulation S-K to the extent known by the persons on whose behalf a “solicitation” (as such term is defined in 14a-1 under the Exchange Act) is made. Item 403(a) of Regulation S-K requires furnishing certain information on the security ownership of beneficial owners of more than 5% of any class of the registrant’s voting securities in substantially the tabular form indicated in such Item. Your letters dated January 25, 2010 and February 3, 2010 do not include all of the information required by Item 403(a) of Regulation S-K in substantially the tabular form so indicated.

9)	Item 7(a) of Schedule 14A requires a participant to furnish the information required by Instruction 4 to Item 103 of Regulation S-K. Instruction 4 to Item 103 of Regulation S-K requires a description of any material legal proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than 5% of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any material legal proceedings exist in which you are a party adverse to the registrant or have a material interest adverse to the registrant.

10)	Item 7(b) of Schedule 14A requires a participant to furnish all the information required by Item 401 of Regulation S-K, which requires a description of any arrangement or understanding between a nominee and any other person(s) (naming such person(s)) pursuant to which the nominee was or is to be selected as a director or nominee. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such arrangement or understanding exists between you and any other person(s) and, if so, the nature and extent of such arrangements and relationships.

11)	Item 401(d) of Regulation S-K requires a statement of the nature of any family relationship between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such family relationship exists and, if so, the nature and extent of such relationship.

12)	Item 401(f) of Regulation S-K requires a description of any involvement in certain legal proceedings or events that occurred during the past 10 years and that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you were involved in any such legal proceedings or events during the past 10 years.

13)	Item 7(b) of Schedule 14A requires a participant to furnish the information required by Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires a description of any transaction, since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether any such transaction occurred since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which you had or will have a direct or indirect material interest.

14)	Item 7(b) of Schedule 14A requires a participant to furnish the information required by Item 405 of Regulation S-K. Item 405 of Regulation S-K requires the identification of each person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the registrant registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act with respect to the registrant because of the requirements of Section 30 of the Investment Company Act or Section 17 of the Public Utility Holding Company Act that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you failed to file any such reports.

15)	Item 7(c) of Schedule 14A requires a participant to furnish the information required by Item 407(a) of Regulation S-K. Item 407(a) of Regulation S-K requires the identification of each nominee for director that is independent under the listed independence standards. Your letters dated January 25, 2010 and February 3, 2010 do not indicate whether you are independent under NASDAQ rules.
The foregoing list is not intended to be an exhaustive list of the omitted disclosures, as the Company may not be aware of certain factual matters that have occurred since your tenure with the Company ended during May 2009, that may require disclosure under the securities laws. To that end, the Company will not consider (a) any reference to past representations made by you, in writing or otherwise, to the Company during your previous tenure as a Company employee or director as responsive hereto, or (b)

prior disclosures made by the Company in its filings with the SEC. For your benefit, we refer you to Rule 14a-9 under the Exchange Act with respect to the requirement to make complete and accurate disclosure of all information concerning you, your affiliates and your associates (and all contracts, arrangements and understandings with respect thereto): (i) that you know or should have reason to know would be material to the Company’s stockholders to enable them to make a fully informed investment or voting decision, and (ii) that you know or should have reason to know the Company otherwise would deem material (and, therefore, should be made aware of) to enable it to fully and accurately communicate with the Company’s stockholders, as necessary.
To the extent you continue in your letters to request the Committee and the Board to voluntarily consider nominating you as a Board candidate, you are hereby notified that the Committee and the Board have reviewed such request and have unanimously determined that neither the Committee or the Board will nominate you as a director candidate in connection with the Company’s next annual meeting of stockholders.
With respect to your purported insurgent (opposition) self-nomination notice under Section 1.13 of the By-laws, we confirm to you again that your letters dated January 25, 2010 and February 3, 2010, taken together, fail to comply with the requirements of Section 1.13 of the By-laws and, unless cured (as the Company, in good faith, has now given you two opportunities to do so — with specificity) prior to February 6, 2010 (i.e., the deadline under Section 1.13 of the By-laws), your purported self-nomination is not and will not be recognized by the Company, and any attempt to present yourself as an insurgent, opposition director-candidate at or in connection with the Company’s next annual meeting of stockholders will not be recognized, your name will not appear on any ballot at such meeting and any and all votes of stockholders with respect to your election as an opposition candidate will not be counted and will be void and of no effect.
This letter does not constitute a waiver, express or implied, of any claims the Company may have against you and your affiliates or associates, and any “participants” in any “solicitation” that you may undertake or that the Company may assert in respect of any activity undertaken by you and your affiliates or associates arising out of or in connection with the matters set forth in your letter or any other matter.
If you have any further questions relating to the foregoing, please contact the undersigned at (612) 337-2499.

Very truly yours,
/s/ Anthony L. Winczewski
Anthony L. Winczewski
Nominating Committee Chairman (On behalf of the Nominating Committee)

cc:	Clifford E. Neimeth, Esq. (Greenberg Traurig, LLP) Scott K. Weiss, Esq. (Greenberg Traurig, LLP) Bradley A. Pederson, Esq. (Maslon Edelman Borman & Brand, LLP)

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